                                                                    Exhibit j(2)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Eclipse Funds Inc.
and the Board of Trustees of Eclipse Funds:

We consent to the use of our report dated December 17, 2003 with respect to the financial statements of Eclipse Funds Inc., which are comprised of the Asset Manager, International Broad Market, Growth Equity, Indexed Equity, International Equity, Value Equity, Bond, Indexed Bond, Short Term Bond, Money Market, Core Bond Plus, Mid Cap Core, and Tax-Managed Equity Funds and Eclipse Funds, which are comprised of the Balanced, Ultra Short Duration Income, Mid Cap Value and Small Cap Value Funds, (collectively, the "Funds"), incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and to the reference to our firm under the heading "Independent Accountants" in the Statement of Additional Information in this Registration Statement.


/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2004